AMENDMENT #1 TO THE MICHAEL JAFFA AMENDED AND RESTATED EMPLOYMENT AGREEMENT

Paragraph 4.1 of the Agreement shall be amended and replaced with the following paragraph:

4.1 Base Salary. During the term hereof, the company shall pay the Executive an annual base salary at the rate of (a) $325,000 beginning on the Effective Date and concluding on the first anniversary thereof, (b) $375,000 beginning on the first anniversary of the Effective Date and concluding on the second anniversary thereof, and (c) $400,000 beginning on the second anniversary of the Effective Date and concluding on the third anniversary thereof. Such base salary, as described in the previous sentence is hereafter referred to as the "Base Salary."

Amendment #1 is the only change to the Amended and Restated Employment Agreement between the Company and the Executive.

IN WITNESS WHEREOF, this Amendment # 1 has been executed by the Company, by its duly authorized representative, and by the Executive, as of December 16, 2021.

THE COMPANY:

GENIUS BRANDS INTERNATIONAL, INC.

By: ______________________

Andy Heyward, CEO

THE EXECUTIVE

____

Michael Jaffa, COO